Exhibit 99.3

Kodak Polychrome Graphics

Combined Financial Statements (Unaudited)
March 31, 2005

Kodak Polychrome Graphics
Combined Financial Statements (Unaudited)
March 31, 2005

Table of Contents

Combined Financial Statements (Unaudited):

Combined Balance Sheets as of March 31, 2005 and December 31, 2004	2

Combined Statements of Operations for the quarters ended March 31, 2005 and 2004	3

Combined Statements of Cash Flows for the quarters ended March 31, 2005 and 2004	4

Notes to Combined Financial Statements (Unaudited)	5-9

Kodak Polychrome Graphics
Combined Balance Sheets (Unaudited)
(amounts in thousands)	2

	March 31, 2005	December 31, 2004

Assets
Current assets:
Cash and cash equivalents	$313,113	$258,955
Accounts and notes receivable, net	343,821	343,105
Due from affiliates	32,182	36,059
Inventories (Note 4)	211,609	222,382
Prepaid expenses and other current assets	53,261	48,023

Total current assets	953,986	908,524
Property, plant and equipment, net	272,703	286,755
Goodwill and intangible assets, net (Note 5)	73,085	72,913
Other assets	37,909	41,748

Total assets	$1,337,683	$1,309,940

Liabilities and Shareholders’ Equity
Current liabilities:
Short-term borrowings	$135,230	$69,551
Accounts payable	128,021	118,202
Accrued expenses (Note 6)	221,789	245,235
Due to affiliates	12,807	24,765

Total current liabilities	497,847	457,753
Long-term debt	484	16,786
Other liabilities	36,208	43,694

Total liabilities	534,539	518,233
Commitments and contingencies (Note 8)
Shareholders’ equity:
Capital surplus	634,243	634,243
Retained earnings	105,800	73,924
Accumulated other comprehensive income	63,101	83,540

Total shareholders’ equity	803,144	791,707

Total liabilities and shareholders’ equity	$1,337,683	$1,309,940

See accompanying notes to unaudited combined financial statements

Kodak Polychrome Graphics
Combined Statements of Operations (Unaudited)
(amounts in thousands)	3

	For the Quarter Ended March 31,

	2005	2004

Net sales	$438,847	$424,501
Cost of sales	290,066	287,651

Gross profit	148,781	136,850
Operating expenses	81,402	87,435
Research and development	8,679	8,725
Trademark royalty with related parties	5,164	4,282
Restructuring and other items	152	4,342

Income before interest and income taxes	53,384	32,066
Interest income	(2,409)	(1,000)
Interest expense	1,887	712

Income before income taxes	53,906	32,354
Income taxes	20,019	10,703

Net income	$33,887	$21,651

See accompanying notes to unaudited combined financial statements

Kodak Polychrome Graphics
Combined Statements of Cash Flows (Unaudited)
(amounts in thousands)	4

	For the Quarter Ended March 31,

	2005	2004

Cash flows from operating activities:
Net income	$33,887	$21,651
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,996	17,376
Deferred income taxes	1,432	1,557
Loss on disposal of assets	607	223
Changes in assets and liabilities, net of effects of acquisitions:
Accounts and notes receivable	(13,050)	22
Inventories	6,747	(3,722)
Prepaid expenses and other assets	(4,371)	(2,281)
Accounts payable	12,366	1,331
Accrued expenses	(23,473)	(15,609)
Due to affiliates, net	(8,492)	(19,704)
Other liabilities	(705)	2,483

Net cash provided by operating activities	21,944	3,327

Cash flows from investing activities:
Capital expenditures	(9,664)	(9,573)
Business acquisitions and investments	(298)	(248)

Net cash used in investing activities	(9,962)	(9,821)

Cash flows from financing activities:
Net decrease in long-term borrowings, including current portion of long-term debt	(98)	(21,617)
Net increase in short-term borrowings	49,730	2,342
Dividends paid to shareholders	(2,011)	—

Net cash provided by (used in) financing activities	47,621	(19,275)

Effects of exchange rate changes on cash	(5,445)	(2,084)

Net increase (decrease) in cash and cash equivalents	54,158	(27,853)
Cash and cash equivalents, at beginning of year	258,955	174,209

Cash and cash equivalents, at end of quarter	$313,113	$146,356

See accompanying notes to unaudited combined financial statements

Kodak Polychrome Graphics
Notes to Combined Financial Statements (Unaudited)
March 31, 2005 and December 31, 2004
(amounts in thousands, unless otherwise noted)	5

1.	Business and Operations

Kodak Polychrome Graphics Company Ltd. (the “Non-U.S. Joint Venture”) and Kodak Polychrome Graphics LLC (the “U.S. Joint Venture”) (collectively, “Kodak Polychrome Graphics” or the “Companies”) are separate and independent joint ventures formed by Eastman Kodak Company (“Kodak”) and Sun Chemical Group, B.V. (“Sun Chemical”).  Kodak and Sun Chemical each own 50% of both joint ventures.  To establish the Companies, Kodak and Sun Chemical each contributed net assets and certain liabilities of their former graphic arts businesses on January 1, 1998 at their historical carrying amounts.  The Board of Directors of each joint venture is comprised of six directors, three appointed by Sun Chemical and three appointed by Kodak.  The joint venture agreements, which commenced on January 1, 1998, are in effect for an initial term of ten years and are subject to automatic extensions for successive five-year terms.  As noted in footnote 10, Kodak acquired 100% equity interest in Kodak Polychrome Graphics on April 1, 2005.

The Companies primarily manufacture and distribute a wide range of lithographic plates and distribute Kodak-branded graphic arts film and digital proofing products to the pre-press and printing industry.

2.	Basis of Financial Statement Presentation and Principles of Combination

The combined financial statements of the Companies include the financial statements of the U.S. Joint Venture and the Non-U.S. Joint Venture and its direct and indirect majority owned subsidiaries as these Companies are under common management.  These financial statements have been prepared on the basis of accounting principles generally accepted in the United States of America.  All intercompany balances and transactions have been eliminated in combination.

The combined interim financial statements are unaudited, and certain information and footnote disclosure related thereto normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted in accordance with Rule 10-01 of Regulation S-X. In the opinion of management, the accompany unaudited combined financial statements were prepared following the same policies and procedures used in the preparation of the audited financial statements and reflect all adjustments (consisting of normal recurring adjustments) necessary to present fairly the results of operations, financial position, and cash flows of the Companies. The results of operations for the interim periods are not necessarily indicative of the results of the entire fiscal year. These combined financial statements should be read in conjunction with the Companies’ financial statements for the years ended December 31, 2004, 2003 and 2002.

3.	Recently Issued Accounting Standards

In November 2004, the FASB issued SFAS No. 151, Inventory Costs (“SFAS 151”). SFAS 151 requires that abnormal amounts of idle facility expense, freight, handling costs, and spoilage, be charged to expense in the period they are incurred rather than capitalized as a component of inventory costs. Statement 151 is effective for inventory costs incurred in fiscal periods beginning after June 15, 2005. The adoption of this standard may result in higher expenses in periods where production levels are lower than normal ranges of production. Because actual future production levels are subject to many factors, including demand for the Companies’ products, the Companies cannot determine if the adoption of SFAS 151 will have a material impact on future results of operations.

Kodak Polychrome Graphics
Notes to Combined Financial Statements (Unaudited)
March 31, 2005 and December 31, 2004
(amounts in thousands, unless otherwise noted)	6

4.	Inventories

Inventories consisted of the following at March 31, 2005 and December 31, 2004:

	March 31, 2005	December 31, 2004

Finished goods	$153,977	$165,146
Work in process	21,155	22,312
Raw materials and supplies	36,477	34,924

Inventories	$211,609	$222,382

5.	Goodwill and Intangible Assets

The gross carrying amount and accumulated amortization of goodwill and intangible assets as of March 31, 2005 and December 31, 2004, are as follows:

	March 31, 2005			December 31, 2004

	Gross Amount	Accumulated Amortization	Net	Gross Amount	Accumulated Amortization	Net

Goodwill	$60,979	$(2,850)	$58,129	$60,251	$(2,850)	$57,401

Patents	7,628	(3,206)	4,422	7,742	(3,096)	4,646
Unpatented technology	9,170	(2,339)	6,831	9,170	(2,145)	7,025
Other	5,273	(1,570)	3,703	5,273	(1,432)	3,841

Intangible assets	22,071	(7,115)	14,956	22,185	(6,673)	15,512

Total goodwill and intangible assets	$83,050	$(9,965)	$73,085	$82,436	$(9,523)	$72,913

Amortization expense for the quarters ended March 31, 2005 and 2004 was approximately $0.5 million and $1.1 million, respectively.  Amortization expense, based on the current intangible assets, is estimated to be approximately $1.6 million for the remainder of 2005, approximately $2.1 million in 2006 and 2007, approximately $1.9 million in 2008, and approximately $1.7 million in 2009.

Changes in goodwill balances, net of accumulated amortization, from December 31, 2004 to March 31, 2005, were as follows:

Balance - December 31, 2004	$57,401
Purchase accounting adjustments	970
Foreign exchange and other	(242)

Balance - March 31, 2005	$58,129

Kodak Polychrome Graphics
Notes to Combined Financial Statements (Unaudited)
March 31, 2005 and December 31, 2004
(amounts in thousands, unless otherwise noted)	7

6.	Accrued Expenses

This balance sheet caption includes accrued customer rebates of approximately $56.6 million and $65.4 million and employment-related liabilities of approximately $48.3 million and $59.9 million at March 31, 2005 and December 31, 2004, respectively. Also included in this caption are accruals for income taxes, customer returns, restructuring and exit activities, and various other sundry items.

7.	Restructuring and Other Items

Changes in restructuring reserves from December 31, 2004 to March 31, 2005, were as follows:

Balance - December 31, 2004	$8,566
Adjustments to prior years actions	(10)
Current year actions	162
Noncash charges	(216)
Cash payments	(1,186)
Foreign currency	(234)

Balance - March 31, 2005	$7,082

8.	Commitments and Contingencies

Legal Proceedings
The Companies are involved in various claims and legal actions arising in the ordinary course of business.  In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Companies’ combined financial position, results of operations or liquidity.

Environmental Matters
The Companies are subject to federal, state, local and foreign laws and regulations relating to the environment.  These laws generally provide for control of pollutants released into the environment and require responsible parties to undertake remediation of hazardous waste disposal sites.  Penalties may be imposed for noncompliance.

The Companies are involved in corrective actions at some of their manufacturing facilities.  The Companies consider a broad range of information when determining the amount of their remediation accruals including indemnifications provided from Sun Chemical and Kodak on environmental matters that existed prior to the formation of Kodak Polychrome Graphics.  These accruals are updated as additional technical and legal information becomes available; however, at certain sites, the Companies are unable to assess and quantify the ultimate extent of their responsibility for study and remediation costs. The major facility for which reserves have been established is in Weatherford, Oklahoma.  This facility was acquired on December 31, 2001 from Imation Corp.  At both March 31, 2005 and December 31, 2004, accrued liabilities for remediation efforts in Weatherford approximated $4.1 million.

Guarantees
The U.S Joint Venture has provided guarantees for the performance of equipment lease obligations by certain customers.  The maximum exposure under these guarantees was $3.7 million and $3.9 million at March 31, 2005 and December 31, 2004, respectively.  The Companies maintain recourse provisions which potentially reduces the maximum guarantee.  Given these recourse provisions, a liability of $3.6 million and $2.3 million had been recorded at March 31, 2005 and December 31, 2004, respectively.

Kodak Polychrome Graphics
Notes to Combined Financial Statements (Unaudited)
March 31, 2005 and December 31, 2004
(amounts in thousands, unless otherwise noted)	8

Indemnifications
The Companies enter into agreements in the ordinary course of business with, among others, customers, resellers, and distributors. Most of these agreements require the Companies to indemnify the other party against third party claims alleging that a Kodak Polychrome Graphics’ product infringes a patent or copyright. Certain of these agreements require the Companies to indemnify the other party against certain claims relating to property damage, personal injury or acts or omissions of the Companies, its employees, agents or representatives.

The Companies have agreements with certain vendors, financial institutions, lessors and service providers pursuant to which they have agreed to indemnify the other party for certain matters, such as acts and omissions of the Companies, their employees, agents or representatives.

The Companies have procurement or license agreements with respect to technology that is used in Kodak Polychrome Graphics’ products and agreements in which they obtain rights to a product from an original equipment manufacturer. Under certain of these agreements, the Companies have agreed to indemnify the supplier for certain claims that may be brought against such party with respect to the Companies’ acts or omissions relating to the supplied products or technologies.

The Companies have agreements with each of its directors and executive officers to indemnify such director or executive officer, to the extent legally permissible, against all liabilities reasonably incurred in connection with any action in which such individual may be involved by reason of such individual being or having been a director or officer of Kodak Polychrome Graphics.

In connection with certain acquisitions, the Companies have agreed to indemnify the seller for certain matters, such as breaches of representations and warranties. These indemnities vary in length of time.

The Companies believe that the maximum potential future payments that the Companies could be required to make under these above mentioned indemnifications are not determinable at this time, as any future payments would be dependent on the type and extent of the related claims, and all relevant defenses to the claims, including statutes of limitation, which are not estimable. To date any such payments have been insignificant.

Product Warranties
The Companies have warranty obligations in connection with the sale of certain equipment. The original warranty period for equipment products is generally one year or less. The costs incurred to provide for these warranty obligations are estimated and recorded as an accrued liability at the time of sale, with the corresponding offset recorded to cost of sales in the statement of operations. The Companies estimate their warranty cost at the point of sale for a given product based on historical failure rates and related costs to repair.

The change in the Companies accrued warranty obligation from December 31, 2004 to March 31, 2005 was as follows:

Balance - December 31, 2004	$1,958
Current year accrual	473
Amounts charged to the accrual	(603)

Balance - March 31, 2005	$1,828

Kodak Polychrome Graphics
Notes to Combined Financial Statements (Unaudited)
March 31, 2005 and December 31, 2004
(amounts in thousands, unless otherwise noted)	9

9.	Comprehensive Income

	For the Quarter Ended March 31,

	2005	2004

Net income	$33,887	$21,651
Realized and unrealized gains on hedging activity	5,348	4,822
Currency translation adjustments	(25,787)	(6,740)

Total comprehensive income	$13,448	$19,733

During March 2005, a dividend of approximately $2.0 million was declared and paid in equal amounts to Kodak and Sun Chemical.

10.	Subsequent Events (unaudited)

Sun Chemical Redemption
As of April 1, 2005, Kodak acquired 100% of the equity interest in Kodak Polychrome Graphics through redemption of Sun Chemical’s 50% interest (the “Redemption”).

Kodak has agreed to pay Sun Chemical an aggregate consideration of $816.5 million, of which $316.5 million was paid on April 1, 2005, $200 million will be paid in September 2006 and $50 million will be paid in each of September 2008 through 2013.

The Redemption agreement includes a non-compete covenant, pursuant to which Sun Chemical has agreed not to engage in the lithographic plate business or the proofing business for a period of three years following the closing date, with certain exceptions. Sun Chemical has also agreed not to solicit, recruit or hire any officer, director or employee of Kodak Polychrome Graphics for a period of two years following the closing date, with certain exceptions.

Additionally, certain long-term borrowings were repaid concurrent with the Redemption, and accordingly have been reflected as short-term in the accompanying financial statements.